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                                                                   EXHIBITS 21.1
                                                                    TO FORM 10-K


                              LIST OF SUBSIDIARIES
                              --------------------

HCFP FUNDING, INC., A DELAWARE CORPORATION
HCFP FUNDING II, INC. , A DELAWARE CORPORATION
HCFP FUNDING III, INC. A DELAWARE CORPORATION
WISCONSIN CIRCLE II FUNDING CORPORATION, A DELAWARE CORPORATION
HEALTHCARE ANALYSIS CORPORATION, A DELAWARE CORPORATION
WISCONSIN CIRCLE FUNDING CORPORATION, A DELAWARE CORPORATION